EXHIBIT 99.1

Bion Updates and Defines Objectives of Sustainable Brand Initiative

June 18, 2015. New York, New York.  Bion Environmental Technologies, Inc. (OTC QB: BNET), a provider of advanced livestock waste treatment technology, announced it is on track to submit its application for a sustainable brand certification through the USDA Process Verified Program (PVP) in August/September of this year. Bion’s objective is to secure a sustainable brand that can be applied to both the livestock protein products (beef, pork, dairy, poultry) produced on farms that implement Bion’s technology, as well as the by-products refined in the process, such as organic fertilizer and soil amendments.

Bion’s sustainable brand will have third party verification for:

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Nutrient reductions (nitrogen and phosphorus) that can have an adverse impact on water, soil and air quality. Excess nutrients contaminate groundwater and cause fresh and coastal water algal blooms (some toxic), dead zones, loss of biodiversity, and pose health risks.

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Substantial reductions of ammonia emissions that contribute to excess nutrients and are a precursor to the formation of PM2.5 (small, inhalable particulate matter that poses health risks).

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Substantial reductions of greenhouse gas (methane and nitrous oxide) emissions. Livestock have been identified as one of the largest sources of greenhouse gases in the U.S. and the world.

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Substantial reductions of pathogens in the waste stream that have been linked to both food borne illnesses, as well as increases in antibiotic-resistant strains of bacteria.

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Water conservation: water discharged from Bion’s systems will be essentially devoid of solids and nutrients and can be reused on-farm, land applied for aquifer recharge,  and can potentially  be used for drinking water for the herd with additional treatment

The potential importance of Bion’s branding initiative is underscored by Whole Foods’ new produce rating system, "Responsibly Grown”, which was reported in the New York Times and discussed on NPR’s Morning Edition on June 12, 2015.  According to NPR, “Matt Rogers, a global produce coordinator for Whole Foods, said the new system is a way to talk to farmers and customers about things that the organic rules just don't touch, ‘such as water conservation, energy use in agriculture, farm worker welfare, waste management’."

Whole Food’s move reflects commitments to improve sustainability from several other major retail food providers, including Walmart, Costco and McDonalds. In November 2014, the Global Roundtable of Sustainable Beef held a summit where leadership (including McDonalds, JBS, Cargill, and others) established five principles for sustainable beef production, covering a wide variety of issues from environmental impact to animal health and food safety.

Bion sustainable brand will provide a ‘backbone’ that can be enhanced by the producer to also reflect producer-specific claims, such as source and traceability, husbandry practices and other food safety and sustainability metrics. The brand will contain a barcode on the packaging that can be read with a smartphone, providing the information to the consumer at the point-of-purchase. Further, the data can be used to compare products based on widely-accepted standards such as carbon or water footprint. Bion intends to license its sustainable branding to users of its technology platform.

Craig Scott, Bion’s Communications Director, stated, “Food safety and sustainability issues are closely related in the eyes of the consumer and are of growing importance in the U.S. and worldwide. Whole Foods’ successful organic movement and its evolution to a rating system that includes sustainability, along with recent commitments from some of the largest food suppliers in the world, indicate a shift in purchasing habits that support sustainability and transparency in food production. Bion’s sustainable branding will provide producers and processors with the ability to differentiate themselves in the marketplace as a source of safe and sustainable products.”

Bion's proven and patented technology platform provides verifiable comprehensive environmental treatment of livestock waste and recovers renewable energy and valuable nutrients from the waste stream. For more information, visit www.biontech.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Director of Communications

303-843-6191 direct

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